SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [  ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to Section 240.14a-12

                            MAXWELL SHOE COMPANY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            JONES APPAREL GROUP, INC.
                            MSC ACQUISITION CORP.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------

(5) Total fee paid:

    -------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

     -------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------

    (3) Filing Party:

     -------------------------------------------------------------

    (4) Date Filed:

     -------------------------------------------------------------

BANC OF AMERICA SECURITIES
5TH ANNUAL CONSUMER CONFERENCE
MARCH 31, 2004

[PORTIONS OF THIS TRANSCRIPT THAT ARE NOT RELATED TO THE TENDER OFFER OR THE CONSENT SOLICITATION ARE OMITTED.]



Strategic Acquisitions are First Priority
o Having said that there are lots of things we can do with the FCF, and we have prioritized them for you on a number of occasions, but just to repeat: strategic acquisitions are clearly our first priority
          o We believe that they offer the best long-term enhancement to shareholder value
o    Our hurdle rates there are high
          o We obviously are looking for internal rates of return in the mid to high- teens, in fact in many cases in the low 20's
o We are as we'll talk about, we have a viewpoint about how we look at acquisitions that are - that is unusually disciplined

COMMENTS ON ACQUISITION STRATEGY

o Talking about acquisitions specifically, the value creation process for us is really - and we always put this slide up, and I think we always will
          o The reality is that it's got to provide some sort of diversification for us in some way: by product or by channel
o The concept, the idea of bringing an experienced management team is very, very important
          o It is certainly much more important in where we go further adrift in a business
o In other words, the closer it is to our core competency the less that may or may not be relevant
o But clearly one of the ideas of Jones to be successful long term is to continually acquire a stable of talent that keeps you in the industry leading position
          o    So acquisitions provide an opportunity to do that
o    We have to believe that there are synergistic opportunities
          o We also always say this, and I like saying it, we do not pay for those opportunities
o We think that's the value we've created in the process, so we never do an acquisition model and push the envelope and say assuming these synergies we can afford to pay this
o Paying a fair price, as Wes would say, has now allowed us to stick to our model of doing accretive acquisitions
          o    I don't see any reason why that would change
o    We obviously believe accretion is important
          o    We think we can do accretive acquisitions
          o We think there are enough opportunities out there that that will remain the same for the foreseeable future

o And, as I alluded to before, we are very focused on our cost of capital hurdles
          o You know, that obviously is now impacted constantly by the use of equity and debt in what percentages and so forth
          o    But we estimate that now to be about 9% currently
o So all in all, I think, again that mantra which we obviously talk about constantly will stay very much intact

QUESTION AND ANSWER SECTION

ANALYST: Robert F. Ohmes - Banc of America

QUESTION - ROBERT F. OHMES: ...have a seat, that would be great. I've got to kick it off with the first question. I think the most recent news out of Maxwell Shoe, was some pretty interesting employment agreements they might have put in place with their top management and I was wondering if we could get your perspective on that?

ANSWER - PETER BONEPARTH: Well, I think, that - what we've read, I guess, in the last 24 or 48 hours and some other things that they have done have, quite frankly, continued to surprise us. So to the extent we've been wrong on their behavior, our fault. I guess in an age of - the age we are living in today with corporate governance and board accountability, it seems to us that there's been a series of fairly irresponsible acts. We're not shareholders of Maxwell obviously, and that's something that the Maxwell shareholders have to come to grips with, but for a management team in this particular posture to now first start worrying about their own golden parachutes and signing what looks to be, again I don't have the information, an unusually long list of severance agreements with people is not something as a shareholder of Maxwell, I would be particularly pleased with. But, again that's not today our call.

ANALYST: Unspecified

QUESTION: Yeah. I wondered if you could just sort of go over a little bit what the strategic benefits for purchasing or not purchasing Maxwell are and just expand upon what is your, sort of, you don't pay for the synergies, but how do the cost of capital, what are your sort of goals for acquisitions in general and that one in particular?

ANSWER - PETER BONEPARTH: I'll do the qualitative part. The strategic benefits of not buying them, there aren't any - but the strategic benefits of purchasing Maxwell clearly have been, you know, and we've said that about 35% or 40% of their revenue is the Anne Klein footwear business. Controlling that business, obviously, from our perspective is something that we think is valuable. We think in terms of positioning of the product. It's more consistent with the brand image we are trying to create; it's something that would be important and beneficial to ourselves and to our shareholders. We like the fact that they have a developed mid-tier business in Mootsie Tootsies. We like the fact that they own Joan and David which we think is a brand that because of a lot of the core competencies we have, we can better leverage as part of Jones than they could alone. Obviously, for certain they're not in the apparel business, for example, and we are. So there are a number of obvious strategic opportunities for us in this acquisition. Before Wes comments on the financial, I would say, it's however no different than any other transaction in the way we look at things is that we have a viewpoint about what value is and we don't stray from that. We don't do well in auctions. We get outbid a lot, and we move on, and that continues to be our philosophy. Maxwell happens to be a very public deal, obviously, because of the nature of the parties, but our core thinking about how to think about this deal has not changed at all.

ANSWER - WES CARD: Yeah, I'll say in terms of the cost of capital and the dynamics that we look at around that number. Historically, we've had about a 9%, we think, blended cost of capital between debt and equity. This year so far has been somewhat of de-levering year where our debt to capital ratio is going to come down to somewhere around 12% by the end of the year based on the debt retirements that we've got scheduled, absent any acquisitions. And we are cognizant of that. So obviously for future acquisitions we would tend to use debt to try to maintain that 9%, or maybe even drive that down a bit, in terms of how we would fund it. Typically, we're looking for a mid-teen cash ROI on invested capital in an acquisition and we've been able to generate that as we've looked at the various deals that we've done. And we look at all the other things that you folks look at every day in terms of multiples on sales and EBITDA and whatever, and we're looking to pay very fair multiples in those regards, and as Peter said, we've been outbid in a number of situations where people generally are prepared to pay higher multiples. So those are the general attributes that we're looking for and, as Peter said, typically we hit those metrics, deals have been accretive and every one of our acquisitions has been accretive from day one.

                          **************************

                                     NOTE

While Jones Apparel Group, Inc. is not a significant holder of shares of Class
A Common Stock of Maxwell Shoe Company Inc., Jones Apparel Group, Inc. and its subsidiaries own 100 shares of Class A Common Stock of Maxwell Shoe Company Inc.

                            IMPORTANT INFORMATION

Investors and security holders are urged to read the disclosure documents filed with the Securities and Exchange Commission (the "SEC") on March 23, 2004 and from time to time, including the tender offer statement, regarding the proposed transaction between MSC Acquisition Corp. ("MSC"), an indirect wholly owned subsidiary of Jones Apparel Group, Inc. ("Jones"), and Maxwell Shoe Company Inc. ("Maxwell"). Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Jones or MSC with the SEC at the SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention: Chief Operating and Financial Officer.

Investors and security holders are also urged to read the consent solicitation statement relating to the solicitation of consents of Maxwell stockholders when it becomes available. Jones filed a preliminary consent solicitation statement on March 23, 2004 with the SEC and will file a definitive consent solicitation statement as soon as practicable thereafter. Investors and security holders may obtain a free copy of the preliminary consent solicitation statement, the definitive consent solicitation statement (when it is available) and other documents filed by Jones or MSC with the SEC at the

SEC's website at www.sec.gov. In addition, documents filed with the SEC by Jones or MSC may be obtained free of charge from Jones by directing a request to Jones Apparel Group, Inc., 250 Rittenhouse Circle, Keystone Park, Bristol, Pennsylvania 19007, Attention: Chief Operating and Financial Officer.

                 CERTAIN INFORMATION CONCERNING PARTICIPANTS

Jones, MSC and, in each case, certain of its officers, directors and nominees for the directorships of Maxwell, among others, may be deemed to be participants in the solicitation of Maxwell's stockholders. The security holders of Maxwell may obtain information regarding the names, affiliations and interests of individuals who may be participants in the solicitation of Maxwell's stockholders in the preliminary consent statement filed by Jones with the SEC on Schedule 14A on March 23, 2004.